UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 13, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 8.01 Other Events.
Notice of Intent to Extend Department of Education Servicing Contracts
As previously reported, Nelnet Servicing, LLC (“Nelnet Servicing”) and Great Lakes Educational Loan Services, Inc. (“Great Lakes”), subsidiaries of Nelnet, Inc. (the “Company”), service federally owned student loans for the Department of Education (the “Department”) pursuant to servicing contracts with the Department which have previously been extended by the Department through December 14, 2020, with the potential for two additional six-month extensions at the Department’s discretion through December 14, 2021. On October 13, 2020, Nelnet Servicing and Great Lakes received correspondence from the Department indicating the Department’s intent to exercise the first additional six-month extension of the current servicing contracts, from December 14, 2020 to approximately June 15, 2021. The correspondence served only as a non-binding notice of intent that does not commit the Department to extend the contracts, and any formal extension of the contracts will occur only upon a unilateral modification by the Department to the contracts.
Recapitalization and Additional Funding for Allo Communications
On October 15, 2020, ALLO Communications, LLC (“Allo”), a subsidiary of the Company, received proceeds of $197.0 million from SDC Allo Holdings, LLC (“SDC”) as the purchase price payment by SDC for the issuance of non-voting preferred membership units of Allo to SDC pursuant to the terms and conditions of the Master Agreement and the associated Membership Unit Purchase Agreement among Allo, SDC, and the Company entered into on October 1, 2020 (collectively, the “Agreements”), which Agreements were previously reported in a Current Report on Form 8-K filed by the Company on October 2, 2020 (the “October 2, 2020 8-K”). As previously reported in the October 2, 2020 8-K under Item 1.01 thereof, the Agreements provide for various transactions contemplated by the parties in connection with a recapitalization and additional funding for Allo. Upon the receipt of required regulatory approvals from the Federal Communications Commission and other applicable regulatory authorities, the non-voting preferred membership units of Allo held by SDC will automatically convert into voting membership units of Allo. It is currently anticipated that such regulatory conditions will be satisfied by December 31, 2020. As a result of such conversion, SDC, the Company, and members of Allo’s management will own approximately 48 percent, 45 percent, and 7 percent, respectively, of the outstanding voting membership interests of Allo, and the Company will deconsolidate Allo from the Company’s consolidated financial statements and account for its investments in Allo as equity investments.
On October 15, 2020, pursuant to the terms and conditions of the Agreements and the Initial Redemption Agreement, dated as of October 1, 2020, by and between Allo and the Company, Allo redeemed certain non-voting preferred membership units of Allo held by the Company in exchange for an aggregate redemption price payment to the Company of $160.0 million.
Forward-looking and cautionary statements
This report contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “expect,” “intend,” “may,” “potential,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: risks that the reported non-binding notice of intent by the Department to extend the current servicing contracts, which notice does not commit the Department to extend the contracts, may not result in actual extensions of the contracts, including associated risks related to the pending and uncertain nature of the Department’s NextGen procurement process for new servicing contracts (under which awards of new contracts have been made to other service providers), risks related to the ability to complete the various transactions contemplated by the reported recapitalization and additional funding for Allo in the expected time frame or at all; risks related to the expected benefits to the Company and to Allo from such transactions, including risks and uncertainties as to whether the Company and/or Allo will be able to realize such expected benefits; risks related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and other risks and uncertainties set forth in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: October 15, 2020                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer